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                                                                    EXHIBIT 99.1
                                   [HRI Logo]




NEWS RELEASE
Contact: Douglas R. Sharps
         Chief Financial Officer
         (502) 454-1365


           HEALTHCARE RECOVERIES, INC. ANNOUNCES PROPOSED ACQUISITION

Louisville, Kentucky - December 7, 1998. Healthcare Recoveries, Inc. (NASDAQ:
HCRI) has signed a definitive agreement to purchase the assets and assume certain liabilities of MedCap Medical Cost Management, Inc. ("MedCap"), headquartered in Encino, California. Pursuant to the agreement, HCRI will pay $10,000,000 in cash at closing and additional amounts over two years pursuant to an earn-out arrangement.

MedCap provides a variety of medical cost management services to health insurers and HMOs. These products focus on reducing the costs of hospital-based treatments and include bill auditing, contract compliance review, and identification of other erroneous payments. Medcap can reduce hospital costs under both traditional fee-for-service encounters and under a variety of prospective payment methods used in the managed care industry. The company currently employs 65 persons, including 32 registered nurse/auditors. Its service area is primarily on the West Coast, and MedCap's current customer base makes up over 8 million installed lives. Its 1998 revenues are projected to be $5.3 million.

The transaction will allow HCRI to expand the types of claims recovery services it provides to its healthcare payor clients. HCRI currently provides subrogation recovery services for 39 million lives covered by health insurers, HMOs, and employer-funded health plans throughout the United States.

Patrick B. McGinnis, Chairman and CEO of HCRI, said: "We are tremendously excited about the opportunity to expand HCRI's claims recovery services. Joining forces with MedCap will provide us with an important new product platform. Our customers are telling us that they want to buy more types of claims recovery services from fewer vendors. MedCap represents precisely the type of opportunity we have been seeking, combining a knowledge-based work force with proprietary computer applications and a business model which can support expansion. HCRI's ability to bring MedCap to its customers and MedCap's demonstrated ability to reduce hospital costs should benefit all of our stakeholders -- customers, shareholders, and employees."

Marcia Deutsch, MedCap's President and founder, will continue in her leadership role and join the HCRI Management Group. Ms. Deutsch stated: "We have been seeking a partnership that will enable MedCap to become a national player in medical cost containment services. In addition to HCRI's ability to sell our services, we are looking forward to having access to HCRI's technology resources, as well. The use of technology, the culture, and commitment to the highest quality are remarkably similar at MedCap and HCRI. Our customers and employees will benefit dramatically from this alliance."

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             * HEALTHCARE RECOVERIES, INC. * 1400 Watterson Tower *
                          Louisville, Kentucky 40218 *
                        * 502/454-1340 * www.hcrec.com *

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                                   [HRI Logo]


The transaction is subject to customary terms and conditions and is expected to close in January 1999.

HCRI is the leading provider of health insurance subrogation and related recovery services for healthcare payors.

This press release contains forward-looking information regarding HCRI. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly affected by certain risks and uncertainties, including the ability of HCRI to integrate acquisitions. Other risk factors are described in HCRI's Annual Report on Form 10-K for the year ended December 31, 1997, 1st Quarter Report on Form 10-Q, 2nd Quarter Report on Form 10-Q and 3rd Quarter Report on Form 10-Q, all on file with the Securities and Exchange Commission.



                                  Page 2 of 2

             * HEALTHCARE RECOVERIES, INC. * 1400 Watterson Tower *
                          Louisville, Kentucky 40218 *
                        * 502/454-1340 * www.hcrec.com *